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                                                                    EXHIBIT 99.2





CERTIFICATION
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I, Thomas K. Emery, in my capacity as Chief Financial Officer for Internet
Services Corporation, which provides financial management services to Yager/Kuester Public Fund Limited Partnership, have reviewed the internal accounting records of Yager/Kuester Public Fund Limited Partnership on behalf of the general partner, certify that (i) the Form 10-Q Report of Yager/Kuester Public Fund Limited Partnership for the quarter ending September 30, 2002 to which this certification is attached fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q report fairly presents, in all material respects, the financial condition and results of operations of Yager/Kuester Public Fund Limited Partnership.




Date       11/14/02                        By:        /s/ Thomas K. Emery
     ---------------------                     ---------------------------------
                                                       Thomas K. Emery